Exhibit 10.8

SPECIAL WARRANT AGREEMENT

THIS SPECIAL WARRANT AGREEMENT (this “Agreement”), dated as of September 30, 2024, is by and between Audacy, Inc., a Delaware corporation (the “Reorganized Parent”) and the warrantholders listed on Annex I hereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed in the Plan, as defined below.

WHEREAS, on January 7, 2024, Audacy, Inc., a Pennsylvania corporation (“Old Audacy”), and certain Affiliates of Old Audacy commenced voluntary cases captioned In re Audacy, Inc., et al., Case No. 24-90004 (CML), Jointly Administered under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., in the United States Bankruptcy Court for the Southern District of Texas Houston Division (the “Bankruptcy Court”);

WHEREAS, Old Audacy filed the Joint Prepackaged Plan of Reorganization for Audacy, Inc. and its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code, dated as of January 4, 2024 [Docket No. 24] (as it may be further amended, modified and supplemented from time to time, the “Plan”) with the Bankruptcy Court;

WHEREAS, on February 20, 2024, the Bankruptcy Court entered the Confirmation Order [Docket No. 295];

WHEREAS, pursuant to the Plan and the Confirmation Order, on or as soon as practicable after the Effective Date, the Reorganized Parent will issue or cause to be issued special warrants (the “Special Warrants”) to the Holders (as defined below), providing the Holders the right to purchase shares of Reorganized Parent’s class A common stock, par value $0.01 per share (the “Class A New Common Stock”) or class B common stock, par value $0.01 per share (the “Class B New Common Stock”);

WHEREAS, the Reorganized Parent desires to provide for the form and provisions of the Special Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Reorganized Parent and each Holder;

WHEREAS, all acts and things have been done and performed which are necessary to make the Special Warrants, when issued, the valid, binding and legal obligations of the Reorganized Parent, and to authorize the execution and delivery of this Agreement; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definition of Terms. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

(a) “Affiliate” has the meaning set forth in Rule 12b-2 of the Exchange Act.

(b) “Assignment Form” has the meaning set forth in Section 5.2 hereof.

(c) “Board of Directors” means the Board of Directors of the Reorganized Parent.

(d) “Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

(e) “Class A New Common Stock” has the meaning specified in the Recitals of this Agreement.

(f) “Class A New Common Stock Non-Attribution Election” means an election made on an Exercise Form to receive Class A New Common Stock representing up to 4.99 percent of all Class A New Common Stock then outstanding, with any remaining distribution to be made in the form of Class B New Common Stock and/or Special Warrants in lieu of receiving additional Class A New Common Stock, or if the Reorganized Parent determines that the Holder making such election is qualified for an exception to the FCC’s rules allowing such Holder to own, directly or indirectly 5.00 percent or more, but less than 20.00 percent, of the Class A New Common Stock without being deemed to hold an “attributable” interest in the Reorganized Parent, up to 19.99 percent of the Class A New Common Stock, with any remaining distribution to be made in the form of Class B New Common Stock and/or Special Warrants in lieu of receiving additional Class A New Common Stock.

(g) “Class B New Common Stock” has the meaning specified in the Recitals of this Agreement.

(h) “Class B Election” means a Holder’s affirmative election made on an Exercise Form to receive Class B New Common Stock in lieu of Class A New Common Stock.

(i) “Common Stock” means the Class A New Common Stock and Class B New Common Stock of the Reorganized Parent, and shall include any successor security as a result of any recapitalization, merger, business combination, sale of all or substantially all of the Reorganized Parent’s assets, reorganization, reclassification or similar transaction involving the Reorganized Parent.

(j) “Communications Laws” means the Communications Act of 1934, as amended and the rules, regulations and policies of the FCC (or any successor agency).

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Exercise Date” has the meaning set for the in Section 3.4(b) hereof.

(m) “Exercise Form” has the meaning set forth in Section 3.3(c) hereof.

(n) “Exercise Price” has the meaning set forth in Section 3.1 hereof.

(o) “Fair Market Value” of the Common Stock on any date of determination means:

(i) if the Common Stock is listed for trading on a national securities exchange, the volume weighted average sale price per share of the Common Stock for the ten (10) consecutive trading days immediately prior to such date of determination, as reported by such national securities exchange;

(ii) if the Common Stock is not listed on a national securities exchange but is quoted in the over-the-counter market, the average of the last quoted sale prices for the Common Stock (or, if no sale price is reported, the average of the high bid and low asked price for such date) for the ten (10) consecutive trading days immediately prior to such date of determination, in the over-the-counter market as reported by OTC Markets Group Inc. or other similar organization; or

(iii) in all other cases, as determined by an independent accounting, valuation, appraisal or investment banking firm or consultant, in each case of nationally recognized standing selected by the Board of Directors and engaged by the Reorganized Parent.

The Fair Market Value shall be determined without reference to early hours, after hours or extended market trading and without regard to the lack of liquidity of the Common Stock due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests.

(p) “FCC” means the Federal Communications Commission and any successor governmental agency performing functions similar to those performed by the FCC on the Effective Date.

(q) “Governing Documents” means the Certificate of Incorporation, Bylaws, Shareholders’ Agreement and any other governing documents of the Reorganized Parent.

(r) “Governmental Authority” means any (i) government, (ii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal) or (iii) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, in each case, whether federal, state, local, municipal, foreign, supranational or of any other jurisdiction.

(s) “Holders” means, collectively (i) the Persons listed on Annex I hereto, and (ii) their respective successors or permitted assigns or transferees who shall become registered holders of the Special Warrants in accordance with Section 2.2(b).

(t) “Law” means all laws, statutes, rules, regulations, codes, injunctions, decrees, orders, ordinances, registration requirements, disclosure requirements and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

(u) “Majority Holders Consent” means, at any particular date, the consent, approval or vote of the Board of Directors of the Reorganized Parent and of Holders of, at such date, a majority of the Special Warrants.

(v) “New Common Stock” means the Class A New Common Stock and Class B New Common Stock.

(w) “New Shareholders’ Agreement” means that certain Shareholders’ Agreement, dated as of the date hereof, and referred to in the Plan as the “New Shareholders’ Agreement”, and any amendments or supplements thereto or replacements thereof.

(x) “Non-U.S. Person” means any Person that (A) has certified on an Exercise Form or an Assignment Form that its foreign equity or foreign voting percentage, each calculated in accordance with FCC rules, is greater than zero percent or that the Holder, if an individual, is not a citizen of the United States, (B) has not timely delivered, or the Reorganized Parent is not treating as having timely delivered, an Exercise Form, or (C) has delivered an Exercise Form or an Assignment Form that does not allow the Reorganized Parent to determine such Holder’s foreign equity or foreign voting percentage.

(y) “Organic Change” means (i) any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Reorganized Parent’s equity securities or assets or other transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) cash, stock, securities or other assets or property with respect to or in exchange for the Common Stock, other than a transaction which triggers an adjustment pursuant to Sections 4.1, 4.2 or 4.3 and (ii) the mandatory redemption of all Common Stock in accordance with the terms of any applicable contractual arrangement or legal requirement.

(z) “Person” means any individual, firm, corporation, partnership, limited partnership, limited liability company, association, indenture trustee, organization, joint stock company, joint venture, estate, trust, governmental unit or any political subdivision thereof, or any other entity.

(aa) “Regulatory Approval” means any notice or approval which the Reorganized Parent (or any Affiliate of the Reorganized Parent) is required to file with or obtain from any Governmental Authority with jurisdiction over the Reorganized Parent or its Affiliates in order to complete a Transfer or issue Common Stock to a Holder in compliance with applicable Law (including the Communications Laws), including the approvals sought in a petition for declaratory ruling submitted pursuant to the FCC’s foreign ownership rules and any FCC Second Long Form Application.

(bb) “SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

(cc) “Securities Act” means the Securities Act of 1933, as amended.

(dd) “Specific Approval” means the FCC’s approval of a specific Non-U.S. Person’s holding of Common Stock or any other voting or equity interest in the Reorganized Parent issued in any declaratory ruling or similar ruling and any clearance or approval of any other Governmental Authority such as the Committee for the Assessment of Foreign Participation in the United States Telecommunications Services Sector (formerly known as “Team Telecom”), prior to or in connection with such FCC approval.

(ee) “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company or other business entity (other than a corporation), either (x) a majority of the partnership, limited liability company or other similar ownership interest thereof is at the time owned by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (y) partnership, limited liability company or other business entity is controlled by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company or other business entity if such Person or Persons shall be allocated a majority of partnership, limited liability company or other business entity gains or losses. A Person shall be deemed to control a partnership, limited liability company or other business entity if that Person shall control the general partner, the managing member or entity performing similar functions of such partnership, limited liability company or other business entity. For purposes of this definition of “Subsidiary,” the term “control” means (a) the legal or beneficial ownership of securities representing a majority of the voting power of any Person or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether by contract or otherwise.

(ff) “Supermajority Holders Consent” means, at any particular date, the consent, approval or vote of the Board of Directors of the Reorganized Parent and of Holders of, at such date, 75% of the Special Warrants.

(gg) “Total Shares” means the aggregate number of shares of Common Stock at the relevant time outstanding.

(hh) “Transfer” means any transfer, sale, exchange, assignment or other disposition.

(ii) “Special Warrant Register” has the meaning set forth in Section 2.2(a) hereof.

(jj) “Special Warrant Shares” means the shares of Class A New Common Stock or Class B New Common Stock issued or issuable upon the exercise of a Special Warrant.

(kk) “Special Warrants” has the meaning set forth in the Recitals.

Section 1.2. Rules of Construction.

(a) The singular form of any word used herein, including the terms defined in Section 1.1 hereof, shall include the plural, and vice versa. The use herein of a word of any gender shall include correlative words of all genders.

(b) Unless otherwise specified, references to Articles, Sections and other subdivisions of this Agreement are to the designated Articles, Sections and other subdivision of this Agreement as originally executed. The words “hereof,” “herein,” “hereunder” and words of similar import refer to this Agreement as a whole. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(c) References to “$” are to dollars in lawful currency of the United States of America.

(d) The Exhibits and Annexes attached hereto are an integral part of this Agreement.

ARTICLE II

WARRANTS

Section 2.1. Issuance of Special Warrants. On the terms and subject to the conditions of this Agreement, the Reorganized Parent shall issue the Special Warrants to the Holders in accordance with the Plan.

Section 2.2. Registration.

(a) The Reorganized Parent shall keep, or cause to be kept, at an office designated for such purpose, books (the “Special Warrant Register”) in which it shall register the Special Warrants and exercises, exchanges, cancellations and transfers of outstanding Special Warrants in accordance with the procedures set forth in Article VI of this Agreement, all in a form reasonably satisfactory to the Reorganized Parent. No service fee shall be charged to the transferor or transferee for any exchange or registration of transfer of the Special Warrants; but the Reorganized Parent may require payment of a sum sufficient to cover any stamp, registration or other similar transfer tax that is imposed by a Governmental Authority on any Holder in connection with any such exchange or registration of transfer for which the Reorganized Parent would otherwise become liable and shall have no obligation to effect an exchange or register a Transfer unless and until it is satisfied that all such taxes and/or charges have been paid.

(b) Prior to due presentment for registration of transfer or exchange of any Special Warrants in accordance with the procedures set forth in this Agreement, the Reorganized Parent may deem and treat the person in whose name such Special Warrants are registered upon the Special Warrant Register as the absolute owner of such Special Warrants, for all purposes including, without limitation, for the purpose of any exercise thereof (subject to Section 3.4(a)), and for all other purposes.

ARTICLE III

TERMS AND EXERCISE OF SPECIAL WARRANTS

Section 3.1. Exercise Price. Each Special Warrant shall entitle each Holder, subject to the provisions of this Agreement, the right to purchase from the Reorganized Parent one share of Class A New Common Stock or Class B New Common Stock (subject to adjustment from time to time as provided in Article IV hereof), at the price of $0.0001 per share (the “Exercise Price”).

Section 3.2. Exercise. Subject to Section 3.3 hereof, the Reorganized Parent shall issue Class A New Common Stock upon exercise of Special Warrants by a Holder; provided, that (i) the Reorganized Parent shall issue Class B New Common Stock if the exercising Holder has made a Class B Election on its Exercise Form; (ii) the Reorganized Parent may issue Class B New Common Stock in lieu of Class A New Common Stock to the extent necessary to comply with Section 3.3 hereof; (iii) the number of Special Warrants permitted to be exercised for Class A New Common Stock or Class B New Common Stock additionally may be limited, as applicable, to the extent necessary to comply with Section 3.3 hereof; and (iv) if the exercising Holder has made a Class A New Common Stock Non-Attribution Election on its Exercise Form, the Reorganized Parent shall issue no more than 4.99 percent (or if the Reorganized Parent determines that the exercising Holder qualifies for an exception to the FCC’s rules allowing such Holder to own, directly or indirectly, 5.00 percent or more, but less than 20.00 percent, of the Class A New Common Stock without being deemed to hold an “attributable” interest in the Reorganized Parent, no more than 19.99 percent or such other maximum amount that would be consistent with the Communications Laws) of the then-outstanding Class A New Common Stock to an exercising Holder, with any remaining distribution in the form of Class B New Common Stock up to such amount which is in compliance with Section 3.3 hereof and the exercising Holder shall retain its remaining Special Warrants (if any). Notwithstanding anything herein to the contrary, it shall be a condition to the exercise of any Special Warrant that the Holder of such Special Warrant shall execute a joinder to the New Shareholders’ Agreement (or, in the case where such Holder does not execute such joinder, shall be deemed to have become a party to the New Shareholders’ Agreement, irrespective of whether such Holder physically executes the New Shareholders’ Agreement or a joinder thereto).

Section 3.3. Method of Exercise.

(a) In connection with the exercise of any Special Warrant, a Holder shall (i) surrender such Special Warrant (or portion thereof) to the Reorganized Parent corresponding to the number of Special Warrant Shares being exercised, (ii) pay to the Reorganized Parent the aggregate Exercise Price for the number of Special Warrant Shares being exercised, at the option of such Holder, in United States dollars by wire transfer to an account specified in writing by the Reorganized Parent to such Holder, in immediately available funds in an amount equal to the aggregate Exercise Price for such Special Warrant Shares as specified in the Exercise Form and (iii) comply with Section 6.4.

(b) Upon exercise of any Special Warrants, Reorganized Parent shall, as promptly as practicable (and in any event within five (5) Business Days), calculate and transmit to the Holder in a written notice the number of Special Warrant Shares issuable in connection with any exercise made pursuant to Article IV).

(c) Subject to the terms and conditions of this Agreement, the Holder of any Special Warrants wishing to exercise, in whole or in part, such Holder’s right to purchase the Special Warrant Shares issuable upon exercise of such Special Warrants shall properly complete and duly execute the exercise form for the election to exercise such Special Warrants (an “Exercise Form”) substantially in the form of Exhibit A.

(d) Any exercise of Special Warrants pursuant to the terms of this Agreement shall be irrevocable as of the date of delivery of the Exercise Form and shall constitute a binding agreement between the Holder and the Reorganized Parent, enforceable in accordance with the terms of this Agreement.

(e) The Reorganized Parent reserves the right to reject any Exercise Form that it reasonably determines is not in proper form or for which any corresponding agreement by the Reorganized Parent to exchange would, in the reasonable opinion of the Reorganized Parent, after consulting with independent outside legal counsel, be unlawful. Any such determination by the Reorganized Parent shall be final and binding on the Holder of the Special Warrants, absent manifest error; provided that the Reorganized Parent shall provide a Holder with the reasonable opportunity to correct any defects in its Exercise Form (without prejudicing such Holder’s ability to deliver subsequent Exercise Forms). The Reorganized Parent further reserves the right to request such information (including, without limitation, information with respect to citizenship, other ownership interests and Affiliates) as the Reorganized Parent may reasonably deem appropriate, after consulting with independent outside legal counsel, to determine whether the exercise of the Special Warrants would (i) be unlawful, (ii) subject the Reorganized Parent to any limitation under the Communications Laws that would not apply to the Reorganized Parent but for such exchange, or (iii) limit or impair any business activities of the Reorganized Parent under the Communications Laws, which information shall be furnished promptly by any Holder from whom such information is requested as a condition to such Holder’s exercise of Special Warrants. Moreover, the Reorganized Parent reserves the absolute right to waive any of the conditions to any particular exercise of Special Warrants or any defects in the Exercise Form(s) with regard to any particular exercise of Special Warrants. The Reorganized Parent shall provide prompt written notice to the Holder of any such rejection or waiver and in any event within five (5) Business Days of any such determination.

(f) Without limiting the foregoing and notwithstanding any provisions contained herein to the contrary, (i) no Holder shall be entitled to exercise any Special Warrant until all Regulatory Approvals required to be made to or obtained from any Governmental Authority with jurisdiction over the Reorganized Parent or its Subsidiaries have been made or obtained, and in the event that all required Regulatory Approvals are not received, the Holder shall continue to hold its Special Warrants; and (ii) the Reorganized Parent may (x) prior to the FCC’s grant of a declaratory ruling approving aggregate foreign ownership of the Reorganized Parent in excess of 25%, prohibit the exercise of Special Warrants which may, in the Reorganized Parent’s reasonable determination, after consulting with independent outside legal counsel, cause more than

22.5% of the Reorganized Parent’s outstanding equity interests or the equity of any Subsidiary of the Reorganized Parent to be, directly or indirectly, owned or voted by or for the account of non-U.S. persons as determined pursuant to the Communications Laws, or by any other entity the equity of which is owned, controlled by, or held for the benefit of, non-U.S. persons, , (y) require Specific Approval prior to any exercise of a Special Warrant by a Non-U.S. Person (or by any other entity the equity of which is owned, controlled by, or held for the benefit of, Non-U.S. Persons) to the extent necessary under the Communications Laws or the terms of any declaratory ruling obtained by Reorganized Parent or (z) prohibit the exercise of any Special Warrants if such exercise would, in the Reorganized Parent’s reasonable determination, result in a violation of applicable laws or regulations.

(g) Notwithstanding anything herein to the contrary, it shall be a condition to the exercise of any Special Warrant that upon receipt of Special Warrant Shares upon exercise, the Holder shall be deemed to have become a party to the New Shareholders’ Agreement (if not already a party thereto), irrespective of whether such Holder physically executes the New Shareholders’ Agreement.

(h) As soon as reasonably practicable upon receipt of all necessary Regulatory Approvals, including grant by the FCC of the petition for declaratory ruling approving aggregate foreign ownership of the Reorganized Parent in excess of 25% and receipt of the FCC’s Specific Approval of any Holder requiring such approval, the Reorganized Parent shall issue a notice (“Exchange Notice”) specifying a deadline for Holders to return an Election Form, which deadline shall be 10 Business Days after the date of the Exchange Notice. and provided that (i) a Holder has complied with the requirements of Sections 3.3(a) and 3.3(d), and (ii) the Reorganized Parent has reasonably determined that (x) such Holder’s exercise of its Special Warrants does not violate any of the Communications Laws or the Securities Act or any decision, rule, regulation, policy, order or declaratory ruling issued by the FCC or the SEC, as applicable and (y) all conditions imposed by the FCC or any other Governmental Authority have been satisfied, such Holder’s Special Warrants shall be automatically deemed exercised for either Class A Common Stock or Class B Common Stock (or both) pursuant to the election made by such Holder on its Exercise Form. Special Warrants held by a Holder that does not timely deliver an Exercise Form may, in the Company’s reasonable discretion, be deemed exercised for only Class B Common Stock.

(i) If any full or partial exercise of Special Warrants is permitted for any Holder, each other Holder will be given the same opportunity to exercise its Special Warrants pro rata (subject to the same conditions), to the extent consistent with the Communications Laws or any order or ruling issued by the FCC or any other Governmental Authority. If any conditions to exercise of Special Warrants are modified or waived for any Holder, each other Holder will be offered the benefits of such modification or waiver (subject to the same conditions), to the extent consistent with the Communications Laws or any order or ruling issued by the FCC or any other Governmental Authority.

Section 3.4. Issuance of Common Stock.

(a) Following the valid exercise of any Special Warrants, the Reorganized Parent shall, subject to Section 3.7, promptly at its expense, and in no event later than five (5) Business Days after the Exercise Date, cause to be issued as directed by the Holder of such Special Warrants the total number of whole Special Warrant Shares for which such Special Warrants are being exercised (as the same may have been adjusted pursuant to Article IV) in such denominations as are requested by the Holder and registered as directed by the Holder.

(b) The Special Warrant Shares shall be deemed to have been issued at the time at which all of the conditions to such exercise set forth in Section 3.3 have been fulfilled (the “Exercise Date”), and the Holder, or, subject to Section 3.4(a), such other person to whom the Holder shall direct the issuance thereof, shall be deemed for all purposes to have become the holder of such Special Warrant Shares at such time.

Section 3.5. Reservation of Shares.

(a) The Reorganized Parent shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Special Warrants, a number of shares of Class A New Common Stock and Class B New Common Stock equal to the aggregate Special Warrant Shares issuable upon the exercise of all outstanding Special Warrants. The Reorganized Parent shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violating the Governing Documents, any agreements to which the Reorganized Parent is a party on the date hereof or on the date of such issuance, any requirements of any national securities exchange upon which shares of Common Stock, or any other securities of the Reorganized Parent, may be listed or any applicable Laws. The Reorganized Parent shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Special Warrants.

(b) The Reorganized Parent covenants that it will take such actions as may be necessary or appropriate in order that all Special Warrant Shares issued upon exercise of the Special Warrants will, upon issuance in accordance with the terms of this Agreement, be validly issued, fully paid and non- assessable, and free from any and all (i) security interests created by or imposed upon the Reorganized Parent and (ii) taxes, liens and charges with respect to the issuance thereof. If at any time the number and kind of authorized but unissued shares of the Reorganized Parent’s capital stock shall not be sufficient to permit exercise in full of the Special Warrants, the Reorganized Parent will as promptly as practicable take such corporate action as may, in the opinion of its counsel, be reasonably necessary (including seeking stockholder approval, if required) to increase its authorized but unissued shares to such number of shares as shall be sufficient for such purposes.

Section 3.6. Fractional Shares. Notwithstanding any provision to the contrary contained in this Agreement, the Reorganized Parent shall not be required to issue any fraction of a Special Warrant Share in connection with the exercise of any Special Warrants. In any case where the Holder of Special Warrants would, except for the provisions of this Section 3.6, be entitled under the terms thereof to receive a fraction of a share upon the exercise of such Special Warrants, the number of Special Warrant Shares issuable upon exercise thereof will be rounded (i) up to the next higher whole share of Common Stock if the fraction is equal to or greater than 1/2 and (ii) down to the next lower whole share of Common Stock if the fraction is less than 1/2; provided that the number of whole Special Warrant Shares which shall be issuable upon the contemporaneous exercise of any Special Warrants by any Holder shall be computed on the basis of the aggregate number of Special Warrant Shares issuable upon exercise of all such Special Warrants.

Section 3.7. Close of Books; Par Value.

(a) The Reorganized Parent shall not close its books against the transfer of any Special Warrants or any Special Warrant Shares in any manner which interferes with the timely exercise of such Special Warrants.

(b) Without limiting Section 3.5,

(i) the Reorganized Parent shall use commercially reasonable efforts to, from time to time, take all such action as may be necessary to assure that the par value per share of the unissued shares of Common Stock acquirable upon exercise of the Special Warrants is at all times equal to or less than the Exercise Price then in effect; and

(ii) the Reorganized Parent will not increase the stated or par value per share, if any, of the Common Stock above the Exercise Price per share in effect immediately prior to such increase in stated or par value.

Section 3.8. Payment of Taxes. In connection with the exercise of any Special Warrants, the Reorganized Parent shall pay any and all taxes (other than income or similar taxes) that may be payable in respect of the issue or delivery of Special Warrant Shares (including certificates therefor). The Reorganized Parent shall not be required, however, to pay any tax or other charge imposed by a Governmental Authority in respect of any transfer involved in the Reorganized Parent’s issuance and delivery of any Special Warrant Shares (including certificates therefor) (or any payment of cash or other property in lieu of such shares) to any recipient other than the Holder of the Special Warrants being exercised, and in case of any such tax or other charge for which the Reorganized Parent would otherwise be liable, the Reorganized Parent shall not be required to issue or deliver any such Special Warrant Shares (or cash or other property in lieu of such Special Warrant Shares) until (i) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Reorganized Parent or (ii) it has been established to the Reorganized Parent’s reasonable satisfaction that any such tax or other charge that is or may become due has been paid.

Section 3.9. Redemption Event. If either (i) the Reorganized Parent proposes to redeem all or any portion of the outstanding Common Stock or (ii) the Reorganized Parent otherwise purchases or makes any offer to purchase all or any portion of the outstanding Common Stock (in each case, excluding repurchases and redemptions from any officer or employee of the Reorganized Parent or its Subsidiaries pursuant to an equity incentive plan of the Reorganized Parent approved by the Board of Directors), then the Reorganized Parent shall provide proportional consideration for or a proportional redemption of Special Warrants held by the Holders, as applicable, on the same terms as and at a price equal to the price paid to holders of Common Stock for their shares of Common Stock in connection with the Redemption Event, as if the Special Warrants had been exercised for shares of Common Stock immediately prior to such redemption or purchase.

Section 3.10. Withholding. Subject to Section 3.8, notwithstanding anything in this Agreement or the Special Warrant to the contrary, the Reorganized Parent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amounts or property payable or deliverable to any Person pursuant to or in connection with this Agreement or the Special Warrant such amounts as are required to be deducted or withheld under applicable law (and the Reorganized Parent shall be entitled to withhold, for the avoidance of doubt, from any amounts or property that are payable or deliverable to such Person pursuant to or in connection with this Agreement or the Special Warrant that are subsequent to the payment or delivery or other circumstance that gave rise to the requirement to deduct or withhold under applicable law); provided that, the Reorganized Parent shall use its commercially reasonable efforts to notify such Person of such withholding obligation prior to the date on which such deduction and withholding is required to be made and the parties shall take commercially reasonable steps to reduce or eliminate any such withholding. Any amounts that are so withheld by the Reorganized Parent shall be paid to the appropriate Governmental Authority and shall be treated as having been paid to the Person in respect of which such withholding was made.

ARTICLE IV

ADJUSTMENT OF NUMBER OF SPECIAL WARRANT SHARES; OTHER DISTRIBUTIONS

Section 4.1. Subdivision or Combination of Common Stock. In the event the Reorganized Parent, at any time or from time to time after the date hereof while any Special Warrant remains outstanding and unexpired in whole or in part, increases or decreases by combination (by reverse stock split or reclassification) or subdivision (by any stock split or reclassification) of the Common Stock (other than a stock split effected by means of a stock dividend or stock distribution to which Section 4.2 applies), then and in each such event the number of Special Warrant Shares issuable on exercise of the Special Warrants shall be increased or decreased by multiplying such number of Special Warrant Shares immediately prior to such adjustment by a fraction (i) the numerator of which shall be the Total Shares outstanding immediately following such adjustment and (ii) the denominator of which shall be the Total Shares immediately prior to such adjustment.

Section 4.2. Dividends Payable in Shares of Common Stock. In the event the Reorganized Parent shall, at any time or from time to time after the date hereof while any Special Warrant remains outstanding and unexpired in whole or in part, issue shares of Common Stock by means of a dividend payable in shares of Common Stock, then and in each such event the number of Special Warrant Shares issuable on exercise of the Special Warrants shall be increased by multiplying such number of Special Warrant Shares immediately prior to such adjustment by a fraction (i) the numerator of which shall be the Total Shares outstanding immediately following such adjustment and (ii) the denominator of which shall be the Total Shares immediately prior to such adjustment.

Section 4.3. Other Distributions. In the event the Reorganized Parent shall, at any time or from time to time after the date hereof while any Special Warrant remains outstanding and unexpired in whole or in part, declare one or more dividends or distributions on the Common Stock payable in cash or any securities (other than shares of Common Stock) or property, with the record date or dates therefor occurring prior to the Exercise Date of the particular Special Warrants, then upon exercise of such Special Warrants, the Reorganized Parent shall pay or issue to the Holder, or, subject to Section 3.4(a), such other Person as the Holder directs, in addition to the issuance to, or at the direction of, the Holder of the Special Warrant Shares issuable upon exercise of the Special Warrants, an amount in cash or such securities or such other property equal to (i) the amount of all dividends or distributions of cash, securities (other than shares of Common Stock) or other property theretofore paid or payable, or issued or issuable, on one share of Common Stock, in each case from the date hereof, multiplied by (ii) the number of Special Warrant Shares issuable upon exercise of such Special Warrants; provided that if a dividend or distribution has been declared but not yet paid or issued, the Reorganized Parent may defer payment or issuance of the dividend or distribution to the Holder, or, subject to Section 3.4(a), such other person to whom the Holder shall direct the issuance thereof, until such time as the dividend or distribution is paid or issued to the holders of the Common Stock generally.

Section 4.4. Organic Change. In the event the Reorganized Parent shall, at any time or from time to time after the date hereof while the Special Warrants remain outstanding and unexpired in whole or in part, consummate an Organic Change, each Holder shall be entitled, following consummation of the Organic Change, upon exercise of the Special Warrants to receive the kind and amount of cash, securities or other property that it would have been entitled to receive had such Special Warrants been exercised immediately prior to the consummation of the Organic Change. The Reorganized Parent shall not effect, or enter into an agreement to effect, an Organic Change unless, prior to the consummation of such Organic Change, the surviving Person (if a Person other than the Reorganized Parent) resulting from the Organic Change, shall assume, by written instrument substantially similar in form and substance to this Agreement in all material respects, the obligations under this Agreement, including the obligation to deliver to the Holder such cash, stock, securities or other assets or property which, in accordance with this Section 4.4, the Holder shall be entitled to receive upon exchange or exercise of the Special Warrant. The provisions of this Section 4.4 shall similarly apply to successive Organic Changes.

Section 4.5. Notice of Adjustments. Whenever the number and/or kind of Special Warrant Shares is adjusted as herein provided, the Reorganized Parent shall (i) prepare, or cause to be prepared, a written statement setting forth the adjusted number and/or kind and amount of shares of Common Stock or cash, securities (other than shares of Common Stock) issuable or payable upon the exercise of the Special Warrants after such adjustment, the facts requiring such adjustment and the computation by which adjustment was made, and (ii) give written notice to the Holders, in the manner provided in Section 7.2 below, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

Section 4.6. Deferral or Exclusion of Certain Adjustments.

(a) No adjustment to the number of Special Warrant Shares shall be required hereunder unless such adjustment together with other adjustments carried forward as provided below, would result in an increase or decrease of at least 0.1% of the applicable Exercise Price or the number of Special Warrant Shares; provided that any adjustments which by reason of this Section 4.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4.6 shall be made the nearest one one-thousandth (1/1,000) of a share, as the case may be.

(b) In the event that the par value of the shares of Common Stock shall be reduced below the par value on the date hereof, then, without action by the Reorganized Parent or otherwise the Exercise Price shall be automatically reduced to the par value of the shares of the Common Stock as so reduced; provided that for so long as any Special Warrant remains outstanding and unexpired in whole or in part, the Reorganized Parent shall not increase the par value of the shares of Common Stock or reduce the par value of the shares of Common Stock to zero.

ARTICLE V

TRANSFER AND EXCHANGE OF SPECIAL WARRANTS

Section 5.1. Registration of Transfers and Exchanges. When Special Warrants are presented to the Reorganized Parent with a written request (i) to register the Transfer of such Special Warrants or (ii) to exchange such Special Warrants for an equal number of Special Warrants of other authorized denominations, the Reorganized Parent shall register the Transfer or make the exchange, as requested if its customary requirements for such transactions are met; provided that (A) the Reorganized Parent shall have received (x) a written instruction of Transfer in form reasonably satisfactory to the Reorganized Parent, duly executed by the Holder thereof or by its attorney, duly authorized in writing along with evidence of authority that may be required by the Reorganized Parent, and (y) if a Person other than the Reorganized Parent is serving as registrar or transfer agent for the Special Warrants, a written order of the Reorganized Parent signed by an officer of the Reorganized Parent authorizing such exchange and (B) if reasonably requested by the Reorganized Parent, the Reorganized Parent shall have received a written opinion of counsel reasonably acceptable to the Reorganized Parent that such Transfer is in compliance with the Securities Act or state securities laws and the Communications Laws.

Section 5.2. Procedures for Exchanges and Transfers. Subject to the other sections of this Article V, the Reorganized Parent shall, upon receipt of all information required to be delivered hereunder, from time to time register the Transfer or exchange of any outstanding Special Warrants in the Special Warrant Register, upon delivery by the Holder thereof, at the Reorganized Parent’s office designated for such purpose, of a form of assignment (an “Assignment Form”) substantially in the form of Exhibit B hereto, properly completed and duly executed by the Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney.

Section 5.3. Restrictions on Exchanges and Transfers.

(a) No Special Warrants shall be sold, exchanged or otherwise Transferred (A) in violation of (i) the Securities Act or state securities Laws, (ii) the Communications Laws or and (iii) the Governing Documents and (B) unless the transferee delivers to the Reorganized Parent a properly completed and duly executed IRS Form W-9 or the appropriate IRS Form W-8, as applicable. If any Holder purports to Transfer Special Warrants to any Person in a transaction that would violate the provisions of this Section 5.3, such Transfer shall be void ab initio and of no effect.

(b) The Reorganized Parent reserves the right, after consulting with independent outside legal counsel, to reject any and all Assignment Forms that it reasonably determines are not in proper form or for which any corresponding agreement by the Reorganized Parent to Transfer or exchange would, in the reasonable opinion of the Reorganized Parent, be unlawful. Any such determination by the Reorganized Parent shall be final and binding on the Holder of the Special Warrants, absent manifest error provided that the Reorganized Parent shall provide a Holder with the reasonable opportunity to correct any defects in its Assignment Forms (without prejudicing such Holder’s ability to deliver subsequent Assignment Forms). The Reorganized Parent further reserves the right to request such information (including, without limitation, information with respect to citizenship, other ownership interests and Affiliates) as the Reorganized Parent may reasonably deem appropriate, after consulting with independent outside legal counsel, to determine whether the Transfer or exchange of the Special Warrants would (i) during the pendency of a petition for declaratory ruling, (x) require the Reorganized Parent to obtain Specific Approval of the proposed transferee prior to the exercise of the Special Warrants subject to such Transfer or exchange, or (y) otherwise require an amendment of a petition for declaratory ruling or any other application for Regulatory Approval, (ii) be unlawful, (iii) subject the Reorganized Parent to any limitation under the Communications Laws that would not apply to the Reorganized Parent but for the exercise of the Special Warrants subject to such Transfer or exchange by the proposed transferee, or (iv) limit or impair any business activities of the Reorganized Parent under the Communications Laws, which shall be furnished promptly by any Holder from whom such information is requested as a condition to such Holder’s Transfer or exchange of Special Warrants. Moreover, the Reorganized Parent reserves the absolute right to waive any of the conditions to any particular Transfer or exchange of Special Warrants or any defects in the Assignment Form(s) with regard to any particular Transfer or exchange of Special Warrants. The Reorganized Parent shall provide prompt written notice to the Holder of any such rejection or waiver.

(c) Without limiting the foregoing and notwithstanding any provisions contained herein to the contrary, the Reorganized Parent may prohibit the Transfer or exchange of Special Warrants if the exercise of Special Warrants subject to such Transfer or exchange by the proposed transferee would, in the Reorganized Parent’s reasonable determination, (i) during the pendency of a petition for declaratory ruling, (x) require the Reorganized Parent to obtain Specific Approval of the proposed transferee prior to exercise of the Special Warrants subject to such Transfer or exchange, or (y) otherwise require an amendment of a petition for declaratory ruling or any other application for Regulatory Approval, in either case that would, in the reasonable determination of the Reorganized Parent, result in a delay in obtaining the FCC’s issuance of the Regulatory Approval or (ii) result in a violation of applicable laws or regulations.

Section 5.4. Obligations with Respect to Transfers and Exchanges of Special Warrants. All Special Warrants issued upon any registration of Transfer or exchange of Special Warrants shall be the valid obligations of the Reorganized Parent, entitled to the same benefits under this Agreement as the Special Warrants surrendered upon such registration of Transfer or exchange.

Section 5.5. Fractional Special Warrants. The Reorganized Parent shall not effect any registration of Transfer or exchange which will result in the issuance of a fraction of a Special Warrant.

Section 5.6. New Shareholders’ Agreement Transfer Restrictions. Anything to the contrary in this Agreement notwithstanding, no Holder shall be permitted to Transfer a Special Warrant, directly or indirectly, to any Person if such Transfer would be prohibited by the New Shareholders’ Agreement with respect to the Special Warrant Shares corresponding to such Special Warrants. For the purposes of this Section 5.6 an indirect transfer shall include the Transfer, directly or indirectly, of a controlling interest of any person of whom the Holder of a Special Warrant is a Subsidiary with the primary purpose of effecting of the Transfer of the ownership of the Special Warrant. All Holders shall comply with transfer restrictions in the New Shareholders’ Agreement as though they were a party thereto and such transfer restrictions are incorporated by reference herein.

Section 5.7. Joinder to New Shareholders’ Agreement. Notwithstanding anything herein to the contrary, it shall be a condition to the Transfer of any Special Warrant that the transferee of such Special Warrant (i) shall comply with Section 5.6 and (ii) to the extent such transferee exercises any Special Warrant, shall execute a joinder to the New Shareholders’ Agreement (or, in the case where such transferee does not execute such joinder, shall be deemed to have become a party to the New Shareholders’ Agreement, irrespective of whether such transferee physically executes the New Shareholders’ Agreement or a joinder thereto).

ARTICLE VI

OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF SPECIAL WARRANTS

Section 6.1. No Rights or Liability as Stockholder. Nothing contained herein shall be construed as conferring upon any Holder or its transferees (in its capacity as a Holder), prior to exercise of the Special Warrants, the right to vote or to receive any cash dividends, stock dividends, cash distributions, stock distributions, or allotments of rights or other distributions paid, allotted, or distributed or distributable to the holders of Common Stock, or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Reorganized Parent or of any other matter, or any rights whatsoever as stockholders of the Reorganized Parent. The vote or consent of each Holder (in its capacity as such) shall not be permitted with respect to any action or proceeding of the Reorganized Parent. No Holder (in its capacity as such) shall have any right not expressly conferred hereunder, under the New Shareholders’ Agreement or under or by applicable Law with respect to the Special Warrants held by such Holder. No mere enumeration in any document of the rights or privileges of any Holder shall give rise to any liability of such Holder for the Exercise Price hereunder or as a stockholder of the Reorganized Parent, whether such liability is asserted by the Reorganized Parent or by creditors of the Reorganized Parent. Holders of Special Warrant Shares issued upon exercise of the Special Warrants shall have the same voting and other rights as other holders of Common Stock in the Reorganized Parent.

Section 6.2. Notice to Holders. The Reorganized Parent shall give notice to Holders and the Ad Hoc Groups Advisors, as provided in Section 7.2, if at any time prior to the exercise in full of the Special Warrants, any of the following events shall occur:

(a) an Organic Change;

(b) a dissolution, liquidation or winding up of the Reorganized Parent; or

(c) the occurrence of any other event that would result in an adjustment to number and/or kind and amount of shares of Common Stock, cash or securities issuable or payable upon the exercise of the Special Warrants under Article IV.

Such giving of notice shall be initiated at least ten (10) Business Days prior to the date of such Organic Change, dissolution, liquidation or winding up or any other event that would result in the number of Special Warrant Shares issuable upon exercise of the Special Warrants under Article IV or Exercise Price to change (or, if earlier, any record date therefor). Any such notice shall specify any applicable record date or the date of closing the transfer books or proposed effective date. Failure to provide such notice shall not affect the validity of any action taken except to the extent a Holder is materially prejudiced by such failure. For the avoidance of doubt, no such notice (or the failure to provide it to the Holders) shall supersede or limit any adjustment called for by Article IV by reason of any event as to which notice is required by this Section 6.2.

Section 6.3. Cancellation of Special Warrants. If the Reorganized Parent shall purchase or otherwise acquire Special Warrants, such Special Warrants shall be cancelled and retired by appropriate notation on the Special Warrant Register.

Section 6.4. Tax Forms. Each Holder of a Special Warrant shall deliver to the Reorganized Parent a properly completed and duly executed IRS Form W-9 or the appropriate IRS Form W-8, as applicable.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1. Binding Effects; Benefits. This Agreement shall inure to the benefit of and shall be binding upon the Reorganized Parent and the Holders and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the Reorganized Parent and the Holders, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 7.2. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or regular mail (return receipt requested, postage prepaid), by private national courier service, by personal delivery or by facsimile or electronic mail transmission. Such notice or communication shall be deemed given (i) if mailed, two (2) days after the date of mailing, (ii) if sent by national courier service, one (1) Business Day after being sent, (iii) if delivered personally, when so delivered, or (iv) if sent by facsimile or electronic mail transmission, on the Business Day after such facsimile or electronic mail is transmitted, in each case as follows:

(a) if to the Reorganized Parent, to:

Audacy, Inc.

2400 Market Street, 4th Floor

Philadelphia, Pennsylvania 19103

Attn: Andrew Sutor, Executive Vice President & General Counsel

Email: [REDACTED]

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

330 N. Wabash Ave, Suite 2800

Chicago, IL 60611

Attention: Roderick Branch

Email: Roderick.Branch@lw.com

(b) if to the Holders, to the addresses of the Holders as they appear on the Special Warrant Register.

Section 7.3. Persons Having Rights under this Agreement. Old Audacy is an express third party beneficiary of this Agreement and, among other things, is entitled to enforce (a) any restriction on transfer or exercise of Special Warrants set forth herein which are designed to prevent a violation of the Communications Laws and (b) any purported amendment, modification, supplement, waiver or termination of this Agreement pursuant to Section 7.7(a)(i). Except as set forth in the immediately preceding sentence, nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns.

Section 7.4. Examination of this Agreement. A copy of this Agreement, and of the entries in the Special Warrant Register relating to such Holder’s Special Warrants, shall be available at all reasonable times at an office designated for such purpose by the Reorganized Parent, for examination by the Holder of any Special Warrant.

Section 7.5. Counterparts. This Agreement may be executed in any number of original or facsimile or electronic PDF counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 7.6. Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation hereof.

Section 7.7. Amendments and Waivers.

(a) Except as otherwise provided by clause (b) of this Section 7.7, and except as otherwise expressly required by any other provisions of this Agreement, none of the terms or provisions contained in this Agreement and none of the agreements, obligations or covenants of the Reorganized Parent contained in this Agreement may be amended, modified, supplemented, waived or terminated unless (i) the Reorganized Parent shall execute an instrument in writing agreeing or consenting to such amendment, modification, supplement, waiver or termination, and (ii) the Reorganized Parent shall receive prior consent of the Holders therefor to the extent required in this Section 7.7; provided, however, that if, by its terms, any such amendment, modification, supplement, waiver or termination disproportionately and adversely affects the rights of any Holder as compared to the rights of all of the other Holders (other than as reflected by the different number of Special Warrants and/or Special Warrant Shares held by the Holders), then, the prior written agreement of such Holder shall be required.

(b) The Reorganized Parent may from time to time supplement or amend, or waive any provision, this Agreement or the Special Warrants, as follows:

(i) without the approval of the Holders, but with at least 5 business days’ advance written notice to the Ad Hoc Groups Advisors, in order to cure any ambiguity, manifest error or other mistake in this Agreement or the Special Warrants, or to correct or supplement any provision contained herein or in the Special Warrants that may be defective or inconsistent with any other provision herein, in the New Governance Documents or in the Special Warrants, or to make any other provisions in regard to matters or questions arising hereunder that the Reorganized Parent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the Holders in any respect, or

(ii) with prior Majority Holders Consent and at least 5 business days’ advance written notice to the Ad Hoc Groups Advisors; provided, however, Supermajority Holders Consent shall be required for any amendment that (A) reduces the term of the Special Warrants (or otherwise modifies any provisions pursuant to which the Special Warrants may be terminated or cancelled); (B) increases the Exercise Price and/or decreases the number of Special Warrant Shares (or, as applicable, the amount of such other securities and/or assets) deliverable upon exercise of the Special Warrants, other than such increases and/or decreases that are made pursuant to Article IV; or (C) modifies, in a manner adverse to the Holders generally, the anti-dilution provisions set forth in Article IV.

(c) Any amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section 7.7 shall be binding upon the Holders and upon the Reorganized Parent. In the event of any amendment, modification or waiver, the Reorganized Parent shall give prompt written notice thereof to all Holders.

Section 7.8. No Inconsistent Agreements; No Impairment. The Reorganized Parent shall not, on or after the date hereof, enter into any agreement with respect to its securities which conflicts, directly or indirectly, with the rights granted to the Holders in this Agreement. The Reorganized Parent represents and warrants to the Holders that the rights granted hereunder do not in any way conflict with the rights granted to holders of the Reorganized Parent’s securities under any other agreements. The Reorganized Parent shall not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Reorganized Parent, but will at all times in good faith assist in the carrying out of all the provisions of the Special Warrants and in the taking of all such action as may be necessary in order to preserve the exercise rights of the Holders against impairment.

Section 7.9. Entire Agreement. This Agreement, together with the New Shareholders’ Agreement, constitutes the entire agreement, and supersedes any prior agreements, including, without limitation, any deemed agreements, between the parties hereto regarding the subject matter hereof.

Section 7.10. Governing Law, Etc.

(a) This Agreement and each Special Warrant issued hereunder shall be deemed to be a contract made under the Laws of the State of Delaware and for all purposes shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware without regard to conflict of law principles.

(b) Each party hereto consents and submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Agreement or the transactions contemplated hereby. In connection with any such action or proceeding in any such court, each party hereto hereby waives personal service of any summons, complaint or other process and hereby agrees that service thereof may be made in accordance with the procedures for giving notice set forth in Section 7.2 hereof. Each party hereto hereby waives any objection to jurisdiction or venue in any such court in any such action or proceeding and agrees not to assert any defense based on forum non conveniens or lack of jurisdiction or venue in any such court in any such action or proceeding.

Section 7.11. Termination. This Agreement will terminate on the date of the earlier to occur of all Special Warrants have been exercised with respect to all Special Warrant Shares subject thereto. The provisions of this Article VII shall survive such termination.

Section 7.12. WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

Section 7.13. Remedies. The Reorganized Parent hereby agrees that, in the event that the Reorganized Parent violates any provisions of this Agreement or the Special Warrants (including the obligation to deliver shares of Common Stock upon the exercise thereof), the remedies at law available to the Holder of such Special Warrant may be inadequate. In such event, the Holder of such Special Warrants, shall have the right, in addition to all other rights and remedies it may have, to specific performance and/or injunctive or other equitable relief to enforce the provisions of this Agreement and the Special Warrants.

Section 7.14. Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 7.15. Confidentiality. The Reorganized Parent agrees that the Special Warrant Register and personal, non-public warrantholder information, which are exchanged or received pursuant to the negotiation or carrying out of this Agreement (including, for the avoidance of doubt, Annex I), shall be held by the Reorganized Parent in confidence and shall not be voluntarily disclosed to any other person, except as may be required by Law.

Section 7.16. FCC Matters.

(a) Notwithstanding anything herein to the contrary, each Holder acknowledges that the Reorganized Parent and certain of its Subsidiaries are each under an ongoing obligation to comply with the Communications Laws, including FCC rules limiting foreign ownership, and that any provision hereof that conflicts or is found by the FCC to conflict with the Communications Laws shall be unenforceable. Each Holder further agrees to provide the Reorganized Parent all information reasonably required in order to complete and prosecute any FCC application or petition for declaratory ruling that may be required under the Communications Laws, to respond to any inquiries from the FCC or other Governmental Authorities, or to enable the Reorganized Parent to ensure that it complies with the Communications Laws. Each Holder agrees that the Reorganized Parent may disclose to the FCC or other Governmental Authorities the identity of and further ownership information, as required by the FCC or other Governmental Authorities or, to the extent not so required, as the Reorganized Parent’s independent outside regulatory counsel reasonably deems advisable, about any Person who would hold any interest in the Reorganized Parent of 5% or more of the Reorganized Parent’s voting or equity interests calculated pursuant to the Communications Laws (in each case based on all interests then outstanding or as calculated on a fully diluted basis).

(b) Each Holder acknowledges that (i) the FCC may require the Reorganized Parent to treat unexercised Special Warrants as equity for purposes of the Communications Laws, and (ii) in order to hold any interest in the Reorganized Parent of 5% or more of the Reorganized Parent’s voting or equity interests, Persons organized as limited partnerships or limited liability companies may be required to “insulate” any partnership or membership interest held in such Person by a Non-U.S. Person, (iii) a Person may not be permitted to hold an interest in the Reorganized Parent of 5% or more of the Reorganized Parent’s voting or equity interests if any Non-U.S. Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote, or to direct the voting of, the voting or equity interests held by such Person, unless the FCC has granted Specific Approval for such Person, and (iv) a Non-U.S. Person (including a group of Holders with interests subject to aggregation under the Communications Laws) may not be allowed to acquire more than 5% of the Reorganized Parent’s voting or equity interests (as determined under the FCC rules) unless the FCC has granted Specific Approval for such Non-U.S. Person; provided, however, that such Person may be permitted to own up to 10 percent of the equity and/or voting interests of the Reorganized Parent if such holding would be consistent with the provisions of the FCC’s foreign ownership rules, including the exemption from the specific approval requirements set forth in Section 1.5001(i)(3) of the FCC’s rules (and Reorganized Parent shall, at the request of such Person, enter into a shareholders’ agreement, or similar voting agreement, that prohibits the holder from becoming actively involved in the management or operation of Reorganized Parent and that limits the Person’s voting and consent rights, if any, to the minority shareholder protections listed in such rules).

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned parties hereto as of the date first above written.

AUDACY, INC.

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

[Signature Page to Special Warrant Agreement]

ANNEX I

INFORMATION RELATING TO THE HOLDERS

Holder Name

Name in which Special Warrants are to be Registered

Number of Special Warrants

Address for Notices

Contact:

Email Address:

Tax Identification Number (if applicable)

EXHIBIT A

EXERCISE FORM FOR SPECIAL WARRANTS

(To be executed upon exercise of Special Warrants)

The undersigned Holder being the holder of special warrants (the “Special Warrants”) to acquire shares (the “Special Warrant Shares”) of common stock of Audacy, Inc. (the “Reorganized Parent”), issued pursuant to that certain Special Warrant Agreement, as dated September 30, 2024 (the “Special Warrant Agreement”), by and between the Reorganized Parent and the holders party thereto hereby irrevocably elects to exercise the number of Special Warrants indicated below, for the purchase of the number of shares of common stock, par value $0.01 per share (“Common Stock”) indicated below and (check one):

☐	herewith tenders payment for ________ of the Special Warrant Shares in the amount of $ _______________ in accordance with the terms of the Special Warrant Agreement.

Number of Special Warrants being exercised: .

Unless otherwise indicated below, and subject to compliance with the Communications Laws (defined below), the Holder shall receive Class A New Common Stock in exchange for the exercise of the Special Warrants.

☐	Class B New Common Stock Only Election. The undersigned elects to receive Common Stock issued upon exercise of the Special Warrants for the applicable number of shares of Class B New Common Stock.

☐

Class A New Common Stock Non-Attribution Election. The undersigned elects to receive Common Stock issued upon exercise of the Special Warrants of up to 4.99 percent (or if the Reorganized Parent determines that the undersigned Holder qualifies for an exception to the FCC’s rules allowing it to own, directly or indirectly, 5.00 percent or more, of the shares of Class A New Common Stock without being deemed to hold an “attributable” interest in the Reorganized Parent, up to the amount applicable to the undersigned) of the then-outstanding shares of Class A New Common Stock and the balance in the form of the applicable number of shares of Class B New Common Stock up to such amount as complies with the Communications Laws, with any remainder retained in Special Warrants.

☐	The undersigned is making a Class A New Common Stock Non-Attribution Election, and the undersigned Holder is

(1) an “investment company” as defined by 15 U.S.C. § 80a-3,

(2) an insurance company, or

(3) a bank holding stock through trust departments in trust accounts.

The undersigned acknowledges that the exercise of each Special Warrant is subject to the restrictions set forth in Article III of the Special Warrant Agreement and certifies to the Reorganized Parent that, within the meaning of the Communications Act of 1934, as amended, and the rules and policies of the Federal Communications Commission (“FCC”) (collectively, the “Communications Laws”):

☐

the undersigned is (a) is not the representative of any foreign government or foreign person; and (b) if a natural person, is a citizen of the United States; or (c) if an entity, is (i) organized under the laws of the United States, and (ii) not owned or controlled to any extent, directly or indirectly, by non-U.S. persons or entities, as determined pursuant to the Communications Laws;

or

☐

the undersigned is (i) organized under the laws of the United States, and (ii) non-U.S. persons directly or indirectly hold the percentages of the equity and voting rights of the undersigned set forth below, as determined pursuant to the Communications Laws:

Foreign Equity Percentage:      %

Foreign Voting Percentage:      %

or

☐	the undersigned is organized under the laws of the following non-U.S. jurisdiction:

and

☐

to the best of the undersigned’s knowledge, the requested exercise of Special Warrants will not cause the undersigned, together with any person or entity with which its interests must be aggregated pursuant to the Communications Laws, and taking into account any stock that the undersigned or any such person or entity subject to aggregation pursuant to the Communications Laws already owns, to acquire an “attributable” interest in the Reorganized Parent under the FCC’s media ownership rules (generally a 5 percent or greater voting interest), or (b) the undersigned has previously provided the Reorganized Parent in writing, to the Reorganized Parent’s satisfaction, all information and reports reasonably necessary for the Reorganized Parent (i) to determine that the holding of such an attributable interest will not cause the Reorganized Parent or the undersigned to violate or hold an interest that is inconsistent with the Communications Laws, (ii) to comply with all applicable reporting obligations to the FCC with respect to such attributable interest, and (iii) to determine to forbear from exercising its rights under Article III of the Special Warrant Agreement, as the same may be amended from time to time, to decline to permit the requested exercise;

and

☐

to the best of the undersigned’s knowledge, the requested exercise of Special Warrants will not cause the undersigned, together with any person or entity with which its interests must be aggregated pursuant to the Communications Laws, and taking into account any stock and/or Special Warrants that the undersigned together with any such person or entity subject to aggregation pursuant to the Communications Laws already owns, to acquire a voting or equity interest in the Reorganized Parent under the FCC’s foreign ownership rules (generally a 5 percent or greater voting or equity interest) that requires Specific Approval, or (b) the undersigned has previously received Specific Approval (as defined in the Special Warrant Agreement) from the FCC.

The undersigned requests that the Special Warrant Shares, or the net number of shares of Common Stock issuable upon exercise of the Special Warrants pursuant to the cashless exercise provisions of Section 3.3(b) of the Special Warrant Agreement, be issued in the name of the undersigned Holder or as otherwise indicated below; provided that to the extent that the Holder requests the issuance of Special Warrant Shares or shares of Common Stock in the name of an entity or individual other than the Holder, the foregoing acknowledgments must be made by or on behalf of such other entity or individual:

Name
Address

Dated: __________, 20__	HOLDER

By:
Name:
Title:

EXHIBIT B

ASSIGNMENT FORM FOR SPECIAL WARRANTS

(To be executed only upon Transfer or exchange of Special Warrants)

For value received, the undersigned Holder of Special Warrants of Audacy, Inc., a Delaware corporation (the “Reorganized Parent”), issued pursuant to that certain Special Warrant Agreement, as dated September 30, 2024 (the “Special Warrant Agreement”), by and between Reorganized Parent and the holders of warrants party thereto, hereby sells, assigns and transfers unto the Assignee(s) named below the number of Special Warrants listed opposite the respective name(s) of the Assignee(s) named below, and all other rights of such Holder under said Special Warrants, and does hereby irrevocably constitute and appoint Reorganized Parent as attorney-in-fact, to transfer said Special Warrants, as and to the extent set forth below, on the Special Warrant Register maintained for the purpose of registration thereof, with full power of substitution in the premises:

Dated:	____, 20__	Signature:
Name:

Note: The above signature and name should correspond exactly with the name of the Holder of the Special Warrants as it appears on the Special Warrant Register.

Name of Assignee:

Address of Assignee for Notices:

Contact:

Email Address:

Tax Identification Number (if applicable):

(A Form W-9 or applicable Form W-8 must accompany this Form of Assignment.)

The Assignee acknowledges that the Transfer (as defined in the Special Warrant Agreement) or exchange of each Special Warrant is subject to the restrictions set forth in Article V of the Special Warrant Agreement and certifies to the Reorganized Parent that, within the meaning of the Communications Act of 1934, as amended, and the rules and policies of the Federal Communications Commission (“FCC”) (collectively, the “Communications Laws”):

☐

the undersigned is (a) is not the representative of any foreign government or foreign person; and (b) if a natural person, is a citizen of the United States; or (c) if an entity, is (i) organized under the laws of the United States or any State or other jurisdiction thereof, and (ii) not owned or controlled to any extent, directly or indirectly by non-U.S. persons or entities, as determined pursuant to the Communications Laws;

or

☐

the undersigned is (i) organized under the laws of the United States, and (ii) non-U.S. persons directly or indirectly hold the percentages of the equity and voting rights of the undersigned set forth below, as determined pursuant to the Communications Laws:

Foreign Equity Percentage:        %

Foreign Voting Percentage:        %

or

☐	the undersigned is organized under the laws of the following non-U.S. jurisdiction:

and

☐

to the best of the undersigned’s knowledge, the requested Transfer or exchange of Special Warrants will not cause the undersigned, together with any person or entity with which its interests must be aggregated pursuant to the Communications Laws, and taking into account any stock and/or Special Warrants that the undersigned together with any such person or entity subject to aggregation pursuant to the Communications Laws already owns, to acquire a voting or equity interest in the Reorganized Parent under the FCC’s foreign ownership rules (generally a 5 percent or greater voting or equity interest) that requires Specific Approval (as defined in the Special Warrant Agreement), or (b) the undersigned has previously received Specific Approval from the FCC.

Name
Address

Dated:	, 20	ASSIGNEE

By:
Name:
Title: